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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 14, 2004
                Date of Report (Date of earliest event reported)



                           WILSHIRE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       1-4673                   84-0513668
(State or other jurisdiction of    (Commission File            (IRS Employer
incorporation or organization)         Number)              Identification No.)


921 BERGEN AVENUE, JERSEY CITY, NEW JERSEY                    07306
(Address of principal executive offices)                    (Zip Code)


(Registrant's telephone number, including area code)       (201) 420-2796

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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Ernst & Young LLP ("E&Y") informed the Company and its Audit Committee that it would decline to stand for re-election as the Company's independent auditors for the fiscal year ending December 31, 2004 due to the economics of the engagement.

         E&Y's reports on the Company's consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2003 and 2002 and through the date of this 8-K. there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that a material weakness in internal controls was identified in connection with the Company's 2003 audit relating to its oil and gas business, which was addressed prior to finalizing the year end audit and had no effect on any previously filed financial statements. The oil and gas business has now been sold.

         The Company has provided E&Y with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of E&Y's letter dated June 25, 2004, stating its agreement with such statements.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (c)      Exhibits

         16.1 Letter from E&Y to the Securities and Exchange Commission dated June 25, 2004.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 28, 2004                        WILSHIRE ENTERPRISES, INC.
                                             (Registrant)


                                             By:  /s/ Philip G. Kupperman
                                                  ----------------------------
                                                  Philip G. Kupperman
                                                  President
                                                  and Chief Financial Officer






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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

  16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 25, 2004.